Exhibit 4.2

ON SEMICONDUCTOR CORPORATION

and

THE GUARANTORS NAMED HEREIN

2.625% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2026, SERIES B

SECOND SUPPLEMENTAL INDENTURE

AND AMENDMENT – GUARANTEE

DATED AS OF APRIL 15, 2016

DEUTSCHE BANK TRUST COMPANIES AMERICAS,

Trustee

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 15, 2016, is among ON Semiconductor Corporation, a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

RECITALS

WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of December 15, 2011 (the “Indenture”), pursuant to which the Company has issued $198,552,000 in principal amount of 2.265% Convertible Senior Subordinated Notes due 2026, Series B (the “Notes”); and

WHEREAS, Section 11.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to add additional Note Guarantees with respect to the Notes, without the consent of the Noteholders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Noteholders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below shall be Guarantors with respect to the Notes on terms contemplated by and subject to the provisions of Article 17 of the Indenture.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 3.05. The recitals contained herein shall be taken as the statements of each of the Company and the undersigned Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By:	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Executive Vice President, Chief Financial Officer and Treasurer

APTINA (U.S.) INC.:

By:	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Vice President, Treasurer and Chief Financial Officer

APTINA, LLC:

By:	APTINA (U.S.) INC., as Sole Member

By:	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	Vice President, Treasurer and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE:

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

Signature page to Second Supplemental Indenture to 2.625% Notes Indenture